                                                                EXHIBIT 99(a)(3)

                  MORGAN STANLEY RUSSIA & NEW EUROPE FUND, INC.

                              ARTICLES OF AMENDMENT

      Morgan Stanley Russia & New Europe Fund, Inc., a Maryland corporation (the
"Corporation"), having its principal office c/o Morgan Stanley Dean Witter
Investment Management Inc., 1221 Avenue of the Americas, New York, New York
10020, hereby certifies to the State Department of Assessments and Taxation of
Maryland that:

      FIRST: The Articles of Incorporation of the Corporation is hereby amended so that Article First will now read as follows:

            FIRST: The name of the corporation is Morgan Stanley Dean Witter
            Eastern Europe Fund, Inc. (the "Corporation").

      SECOND: the foregoing amendment was advised by the board of directors of the Fund and approved by the stockholders of the Fund.

      IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Acting
Secretary on April 29, 1999.

WITNESS                                     MORGAN STANLEY RUSSIA
                                            & NEW EUROPE FUND, INC.

/s/ Stefanie V. Chang                       /s/ Michael F. Klein
-----------------------------------         --------------------------------
Name: Stefanie V. Chang                     Name: Michael F. Klein
Title: Acting Secretary                     Title: President

      THE UNDERSIGNED, the President of Morgan Stanley Russia & New Europe Fund,
Inc., who executed on behalf of the Corporation the foregoing Articles of
Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                            /s/ Michael F. Klein
                                            --------------------------------
                                            Name: Michael F. Klein
                                            Title: President